Exhibit 99.1

Speedus Announces Second Quarter 2004 Results; Zargis FDA Clearance and Opening of F&B Flagship Store Highlight the Quarter

August 16, 2004 - New York, New York

Speedus Corp. (NASDAQ: SPDE) today announced earnings of $9.0 million, or $0.54 per share on a fully diluted basis, for the six months ended June 30, 2004 compared to a net loss of $7.3 million, or $0.44 per hare on a fully diluted basis, for the six months ended June 30, 2003. Earnings before depreciation and amortization for the six months ended June 30, 2004 were $9.6 million compared to a loss of $6.9 million for the six months ended June 30, 2003.

"The Zargis Medical lab, located in Princeton, N.J, has increased development activity on the Zargis Acoustic Cardioscan this quarter. Our recent FDA clearance, combined with our three fundamental patents in the acoustical diagnostics arena, gives Zargis a first mover advantage in this emerging new segment of computer aided medical devices", said John Kallassy, Managing Director of Zargis Medical Corp.

"We opened our F&B Flagship store in late June and are excited about the early response from our customers and potential franchisees. The 52nd Street location in midtown Manhattan is an ideal location for representing the fast casual F&B dining experience", said F&B Gudtfood co-founder Nicholas Type.

For the quarter ended June 30, 2004, the Company reported a net loss of $1.4 million, or $0.09 per share on a fully diluted basis, compared to a net loss of $5.9 million, or $0.36 per share on a fully diluted basis, for the quarter ended June 30, 2003. The loss before depreciation and amortization for the quarter ended June 30, 2004 was $1.1 million compared to a loss of $5.7 million for the quarter ended June 30, 2003.

For the six months ended June 30, 2004, the operating loss before depreciation and amortization of Zargis Medical and F&B Gudtfood was $0.9 million and $0.4 million, respectively, compared to an operating loss before depreciation and amortization of $0.5 million and $0.2 million, respectively, for the six months ended June 30, 2003.

The results for the six months ended June 30, 2004 were primarily driven by a gain from technology settlement. During the six months ended June 30, 2004, the Company recognized a gain from technology settlement in the amount of $15 million. In connection with this settlement, the Company incurred $2.9 million in technology settlement expenses.

For the six months ended June 30, 2004 and 2003, total operating expenses, before depreciation and amortization and technology settlement expenses, amounted to approximately $3.0 million in each period. However, net of increases aggregating $0.3 million as a result of the inclusion of Zargis Medical operations since the date of acquisition in February 2003 and $0.1 million as a result of the opening of a second F&B Gudtfood store in the second quarter of 2004, total operating expenses, before depreciation and amortization and technology settlement expenses, decreased $0.4 million primarily as a result of the continuation of personnel reductions.

About Speedus Corp.

Speedus Corp. is a holding company with controlling interests in Zargis Medical Corp. and F&B Gudtfood Holdings, Inc. Speedus Corp also owns broadband intellectual property and controls licensed wireless frequencies. Additional information on Speedus Corp. and its services is available at www.speedus.com or by calling 718.567.4358.

                                      # # #

Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.

These financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company's 2003 audited consolidated financial statements and notes thereto on Form 10-K and quarterly reports on Form 10-Q. Operating results for the three and six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

CONTACT: John Kallassy of Speedus Corp.; 718.567.4358; jkallassy@speedus.com

                                                    SPEEDUS CORP.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (unaudited)

                                                           Three months ended June 30,                 Six months ended June 30,
                                                        ---------------------------------         ---------------------------------
                                                            2004                  2003                 2004                 2003
                                                        ------------         ------------         ------------         ------------
Revenues                                                $    200,228         $    204,267         $    351,243         $    374,074
                                                        ------------         ------------         ------------         ------------

Expenses:
     Selling, general and administrative                   1,169,568            1,148,804            2,162,282            2,075,387
     Technology settlement expenses                                0                    0            2,928,583                    0
     Research and development                                368,249              422,723              738,994              757,667
     Depreciation and amortization                           306,770              260,245              592,246              475,613
     Cost of sales                                            83,567               79,481              128,511              127,781
                                                        ------------         ------------         ------------         ------------
     Total operating expenses                              1,928,154            1,911,253            6,550,616            3,436,448
                                                        ------------         ------------         ------------         ------------

Operating loss                                            (1,727,926)          (1,706,986)          (6,199,373)          (3,062,374)

Gain from technology settlement                                    0                    0           15,000,000                    0
Investment income/(loss)                                     154,941           (4,450,651)            (103,181)          (4,498,181)
Minority interest                                            190,841              224,680              332,212              305,931
Equity in loss of associated company                               0                    0                    0              (92,996)
                                                        ------------         ------------         ------------         ------------
Net earnings/(loss)                                     $ (1,382,144)        $ (5,932,957)        $  9,029,658         $ (7,347,620)
                                                        ============         ============         ============         ============

Per share:
Basic earnings/(loss) per common share                  $      (0.09)        $      (0.36)        $       0.55         $      (0.44)
                                                        ============         ============         ============         ============
Weighted average common shares
    outstanding - basic                                   16,255,244           16,623,149           16,271,615           16,752,374
                                                        ============         ============         ============         ============

Diluted earnings/(loss) per common share                $      (0.09)        $      (0.36)        $       0.54         $      (0.44)
                                                        ============         ============         ============         ============
Weighted average common shares
    outstanding - diluted                                 16,255,244           16,623,149           16,832,814           16,752,374
                                                        ============         ============         ============         ============

                                  SPEEDUS CORP.
                           CONSOLIDATED BALANCE SHEETS

                                                                              June 30,              December 31,
                                                                                2004                    2003
                                                                            ------------            ------------
                                                                            (unaudited)
                             ASSETS
Current assets:
    Cash and cash equivalents                                               $ 27,203,635            $ 19,419,197
    Marketable securities                                                         71,740               2,086,638
    Due from broker                                                              793,236               3,713,146
    Prepaid expenses and other                                                   156,300                  83,222
    Accounts and other receivables                                                63,678                  42,500
                                                                            ------------            ------------
    Total current assets                                                      28,288,589              25,344,703
Property and equipment, net of accumulated
  depreciation of $2,221,418 and $2,003,862                                      669,820                 419,868
Other intangible assets, net of accumulated
  amortization of $1,426,183 and $1,051,493                                    1,667,361               2,042,051
Goodwill                                                                         620,875                 620,875
Other investment                                                                 600,000                      --
Other assets                                                                      83,854                  82,563
                                                                            ------------            ------------
    Total assets                                                            $ 31,930,499            $ 28,510,060
                                                                            ============            ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                        $    203,046            $    151,258
    Accrued liabilities                                                        1,057,188               1,432,426
    Securities sold and not purchased                                            605,500               5,406,135
                                                                            ------------            ------------
    Total current liabilities                                                  1,865,734               6,989,819

Minority interest                                                                198,843                 531,055

Commitments and Contingencies

Stockholders' equity:
    Common stock ($.01 par value; 50,000,000
      shares authorized; 21,587,674 and 21,516,088                               215,877                 215,161
      shares issued)
    Preferred stock ($.01 par value; 20,000,000 shares authorized):
         Series A Junior Participating ($.01 par value; 4,000 shares authorized; no shares issued
           and outstanding)                                                           --                      --
    Additional paid-in-capital                                                90,534,759              90,442,120
    Treasury stock (at cost; 5,367,349 and 5,257,649 shares)                  (5,496,829)             (5,250,552)
    Accumulated deficit                                                      (55,387,885)            (64,417,543)
                                                                            ------------            ------------
    Stockholders' equity                                                      29,865,922              20,989,186
                                                                            ------------            ------------
    Total liabilities and stockholders' equity                              $ 31,930,499            $ 28,510,060
                                                                            ============            ============